Exhibit 1.01

QORVO, INC.
CONFLICT MINERALS REPORT
FOR THE YEAR ENDED DECEMBER 31, 2019

INTRODUCTION
Qorvo, Inc. (herein referred to as the “Company”, “Qorvo”, “we”, “us”, or “our”) presents this Conflict Minerals Report (“CMR”) for the year ended December 31, 2019 (“Reporting Period”), pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). Rule 13p-1 was adopted by the Securities and Exchange Commission (“SEC”) to impose certain due diligence and reporting obligations on SEC registrants that manufacture products, or contract to have products manufactured, that contain “conflict minerals” necessary to the functionality or production of those products. The SEC defines “conflict minerals” as columbite-tantalite (coltan), cassiterite, wolframite, gold, and their derivatives, which are limited to tantalum, tin and tungsten (also referred to as “3TG”).
If any conflict minerals are necessary to the functionality or production of at least one of the products manufactured or contracted to have manufactured by the SEC registrant, the company must conduct a good faith Reasonable Country of Origin Inquiry (“RCOI”) designed to determine whether any of the conflict minerals originated in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”), or from recycled or scrap sources. If based on the RCOI, the registrant knows or has reason to believe that any of the conflict minerals may have originated in a Covered Country and may not be solely from recycled or scrap sources, the registrant must exercise due diligence to determine if the conflict minerals used directly or indirectly financed or benefited armed groups in the Covered Countries.
COMPANY DESCRIPTION
Qorvo (Nasdaq: QRVO) makes a better world possible by providing innovative Radio Frequency (“RF”) solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things (“IoT”), and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.
During the Reporting Period, Qorvo completed its acquisition of Active-Semi International, Inc. (“Active-Semi”) as well as its acquisition of the remaining issued and outstanding capital of Cavendish Kinetics Limited (“Cavendish”). Conflict mineral due diligence activities for both Active-Semi and Cavendish, each of which were privately held companies, are completely integrated into Qorvo’s responsible minerals program, and included in the CMR subsections below.
Products Covered in this Report
For the year ended December 31, 2019 we identified the below listed products, which we manufactured or contracted to have manufactured, that may contain conflict minerals necessary to their functionality or production.
Mobile Products
MP is a global supplier of cellular, ultra-wide band and Wi-Fi solutions for a variety of high-volume markets, including smartphones, wearables, laptops, tablets and IoT applications.
Infrastructure and Defense Products
IDP is a global supplier of RF, system-on-a-chip and power management solutions for wireless infrastructure, defense, smart home, automotive and other IoT applications.

OVERVIEW
Qorvo is committed to the responsible sourcing of minerals, and strives to conduct activities that respect and support human rights throughout its global supply chain. We have worked extensively for 11 years on the issue of conflict minerals, and recognize that collaborative efforts among industry stakeholders are needed to identify and mitigate the risks associated with 3TG mineral extraction in the Covered Countries. Qorvo is a member of the Responsible Minerals Initiative (RMI), where we regularly collaborate with industry peers and other stakeholders to address 3TG related issues and promote responsible mineral sourcing.
Although most of our products contain conflict minerals, Qorvo does not directly source 3TG from mines or “mineral processors” (herein referred to as “smelters and refiners” or “SORs”). Instead, we source components and materials from suppliers, who source their components and materials from sub-tier suppliers. Qorvo is far removed from the mines and SORs in its global supply chain, and is therefore considered a “downstream” company, as described by the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Guidance”). Due to our position in the supply chain, we rely on our “relevant suppliers” – direct suppliers that supply Qorvo with components and/or materials containing 3TG – to provide information on the conflict minerals necessary to the functionality and production of Qorvo products, and we collaborate with industry peers and other stakeholders to meet our responsible mineral goals and customer expectations. Relevant suppliers are requested to assist in our RCOI and due diligence efforts, including the identification of the smelters and refiners for the conflict minerals used in the products supplied to Qorvo.
For the Reporting Period, in accordance with Rule 13p-1, we conducted a good faith RCOI to determine if any of the conflict minerals used in our products originated in the Covered Countries, or from recycled or scrap sources. As a result of this effort, we determined that some of the 3TG used in our products may have originated in the Covered Countries. Therefore, we have exercised due diligence to determine the source of these conflict minerals, as described in this CMR below.
Upon the exercise of our due diligence – which is subject to and limited by our ability to obtain reliable information for the conflict minerals used in our products – we have not identified any occurrence where our 3TG sourcing has directly or indirectly financed or benefited armed groups in the Covered Countries.
REASONABLE COUNTRY OF ORIGIN INQUIRY
For the year ended December 31, 2019, Qorvo’s RCOI process began with identifying our relevant 3TG suppliers and surveying those suppliers with the use of the RMI developed Conflict Minerals Reporting Template (“CMRT”). Relevant suppliers were requested to identify the smelters and refiners that processed the 3TG used in their components and/or materials supplied to Qorvo. We evaluated supplier responses for completeness, logic and degree of supply chain risk, and contacted those suppliers whose CMRTs we identified to contain possible risks, and/or incomplete or potentially inaccurate data. We also reviewed the SORs identified by our suppliers against the lists of processing facilities that are validated by a third-party audit program such as the RMI’s Responsible Minerals Assurance Process (“RMAP”), London Bullion Market Association (“LBMA”) Responsible Gold Program, or the Responsible Jewellery Council (“RJC”) Chain-of-Custody Certification. We obtained country of origin information for the identified SORs from sources including relevant supplier CMRT responses, the RMI’s RCOI report for member companies, and publicly available resources, if we determined such publicly available information to be reliable.
Results of RCOI
Qorvo conducted a 3TG survey of 121 relevant suppliers during the Reporting Period. As of March 13, 2020, the results of our RCOI were as follows:

•	100% of relevant suppliers provided a CMRT response to our 3TG survey request.

•	Relevant suppliers identified 223 “eligible” SORs which may process the conflict minerals contained in components and/or materials supplied to Qorvo.

•	We know or have reason to believe that some of the 3TG processed by 43 of the 223 SORs may have originated in the Covered Countries.

DUE DILIGENCE DESIGN
Qorvo’s responsible minerals program includes due diligence measures for the use of 3TG in its global supply chain and is designed to conform to OECD Due Diligence Guidance as it relates to our position in the supply chain as a “downstream” company. The design of Qorvo’s responsible minerals program, in alignment with the OECD’s five-step framework, is outlined in the sections below.
(1) Establish Strong Company Management Systems
Conflict Minerals Policy
Qorvo continues to maintain a policy for the responsible sourcing of conflict minerals. This policy is made publicly available at http://www.qorvo.com/about-us/corporate-social-responsibility/our-program, and was updated in 2019 to include our expanded commitment to responsible mineral sourcing.
The content of any website referred to in this report is included for general information only, and is not incorporated by reference in this report.
Internal Management Team
The Company operates an internal “Product Compliance” team, led by Qorvo’s Global Sourcing organization, to implement Qorvo’s responsible minerals policy. This team regularly reports on the status of Qorvo’s 3TG due diligence efforts to senior management, including the Vice President of Global Operations, the Senior Director of Global Sourcing, and the Chief Financial Officer.
Supply Chain System of Controls and Transparency
Qorvo has developed a supply chain system of controls and transparency through the engagement of direct suppliers and requesting relevant 3TG sourcing information with the use of the CMRT. The goal of this system is to collect the necessary information from relevant suppliers to identify the SORs used in Qorvo’s supply chain and to obtain the information necessary to meet legal and customer reporting requirements.
Supplier Engagement
We regularly communicate elements of our responsible minerals program to suppliers through multiple channels, including our responsible minerals database and Qorvo’s external website. This communication includes related policies, expectations and requirements, as well as the results of our CMRT reviews. Our database is used to assess supplier CMRT responses for completeness, logic and degree of supply chain risk. We investigate each identified issue and engage with those suppliers to address concerns with meeting Qorvo’s responsible mineral requirements.
Specific requirements related to conflict minerals are also communicated in Qorvo’s standard Purchase Order Terms and Conditions so that current and future suppliers are made aware of our policies and requirements for responsible mineral sourcing. These terms are available on our website at: https://www.qorvo.com/support/supplier-resources/.
Grievance Mechanism
Qorvo’s whistleblower policy expresses our commitment to provide open and effective channels of communication for employees and third parties who may be impacted by our operations. Our Ethicspoint website allows employees and others to anonymously submit concerns regarding ethical issues, or any grievance related to our policies and practices. Our whistleblower policy and Ethicspoint website can be accessed from our Corporate, Social and Environmental Responsibility page at https://www.qorvo.com/about-us/corporate-social-responsibility/.
For grievances related to conflict minerals, Qorvo employees and external parties may also submit concerns or information to ConflictMinerals@qorvo.com. The Responsible Minerals Specialist will then route the grievance to our Compliance Officer at ComplianceOfficer@qorvo.com for further investigation.

In addition to the above channels, Qorvo also monitors the RMI’s Grievance Mechanism Report and RMI sub-team discussions for issues that may be applicable to the Company: http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/.
(2) Identify and Assess Risks in the Supply Chain
Identify 3TG Mineral Sources
The Product Compliance team regularly reviews the Qorvo Approved Supplier Lists to identify suppliers that may provide us with components and/or materials containing 3TG. Using the industry-standard CMRT, we conduct bi-annual surveys or “CMRT campaigns” of our relevant suppliers to identify 3TG sourcing information, including the smelters and refiners that processed the conflict minerals used in Qorvo products, and the country of origin information of those conflict minerals. We evaluate supplier responses and contact those suppliers whose CMRTs we identify as containing possible risks and/or incomplete or potentially inaccurate data.
Identify and Assess Supply Chain Risks
We maintain a database to analyze supplier CMRT data based on criteria established by Qorvo. This analysis is designed to identify potential risks in the supply chain related to suppliers and SORs that do not meet our conflict mineral requirements. Possible risks may include, but are not limited to the following:

•	Supplier is unresponsive to Qorvo conflict mineral requests and/or does not address identified concerns.

•	Supplier has not received conflict minerals data from all relevant sub-tier suppliers.

•	Supplier’s 3TG sourcing contributes to armed conflict in the Covered Countries.

•	Supplier has reported one or more SORs that have not been validated by a third-party audit program.
Assess SOR Due Diligence
We review the SOR data provided by our suppliers against the list of processing facilities that have received a “conflict-free” designation from an independent third-party audit program (herein referred to as “conformant” SORs). We then compare those conformant SORs to the RMI’s sourcing data, which is provided as a benefit of our RMI membership, to conduct our RCOI.
(3) Design and Implement a Strategy to Respond to Identified Risks
Adopt a Risk Management Plan
We have established a risk management plan that includes due diligence reviews of relevant suppliers and SORs. We utilize several tools available to RMI members to review the SORs reported by our suppliers and assess the quality of the responses provided in their CMRTs.
Qorvo Supplier Specification (SPE-001288)
Qorvo has developed a detailed specification to communicate to suppliers our expectations related to responsible mineral sourcing. The specification requires relevant 3TG suppliers to:

•	Establish a policy to outline their commitment to responsible 3TG sourcing.

•	Survey their supply chain using the CMRT to identify the SORs used to process the 3TG in the components and/or materials supplied to Qorvo.

•	Identify 100% of their suppliers and associated SORs from which those components and/or materials are sourced.

•	Confirm the relevant 3TG SORs used in their supply chains are validated by a third-party audit program.

•	Respond to all Qorvo requests for further information regarding their CMRT submissions and/or reported SORs.

•	Implement the above referenced requirements with their relevant sub-tier suppliers.

Implement a Risk Management Plan
Qorvo has developed a risk mitigation plan to help bring suppliers into compliance with our 3TG requirements. Mitigation efforts may include, but are not limited to: communicating the identified risk(s) and mitigation requirements to the supplier; providing due diligence guidance and/or training to the supplier; continuing trade with the supplier while the supplier works through the mitigation process with their supply chain; contacting non-validated SORs (directly/indirectly) to encourage RMAP participation; monitoring the supplier and/or SOR to measure their progress with meeting Qorvo’s requirements; or disengaging with the supplier and/or SOR if the mitigation process fails.
Monitor and Record Progress
Risks related to relevant suppliers and 3TG sourcing are monitored and tracked in our responsible minerals database. This tool allows Qorvo to record potential risks identified in a supplier’s CMRT submission; track mitigation efforts performed on the potential risks; and maintain a current understanding of the risks and their potential impacts on Qorvo.
Report to Senior Management
We provide progress updates to senior management summarizing the data received from our bi-annual CMRT campaigns, and if necessary, the status of any ongoing mitigation efforts.
(4) Support Independent Third-Party Audits of SOR Due Diligence
Supporting Recognized Audit Programs
Qorvo does not have the financial resources, expertise, or leverage to audit the SORs in our supply chain. Instead, we rely on the due diligence conducted by programs such as the RMI, LBMA and RJC to coordinate third-party audits of global 3TG processors and validate their responsible sourcing practices.
We support the development and implementation of due diligence practices through our membership and participation in the RMI. Through this membership, we are able to contribute to the organization’s ongoing work in identifying and auditing the sourcing practices of SORs. Qorvo leads the RMI’s Smelter Data Management team, which manages research data gathered and reported on 3TG processing facilities. We also participate on teams that determine if facilities meet the definition of a smelter or refiner, encourage SORs to participate in the RMAP, manage the development of the CMRT form, and develop best practices for supply chain due diligence.
The data on which we relied for certain statements in this CMR was obtained through our membership in the RMI, using the RCOI report for Qorvo (Member Code: QRVO).
(5) Report on Supply Chain Due Diligence
Publicly Available Reports
Qorvo’s Responsible Minerals Policy and additional information related to Qorvo’s responsible minerals program are publicly available on our website at: http://www.qorvo.com/about-us/corporate-social-responsibility/our-program.
In addition, our RCOI and due diligence practices are communicated through Qorvo’s Form SD and CMR, which are filed annually with the SEC. These reports are available at: https://ir.qorvo.com/node/5876 and https://www.qorvo.com/about-us/corporate-social-responsibility/our-program.

DUE DILIGENCE MEASURES PERFORMED
For the Reporting Period, Qorvo performed the following due diligence activities on the source of the 3TG we have reason to believe may have originated in the Covered Countries:

•	Communicated our responsible minerals policy, expectations and requirements to relevant suppliers.

•	Conducted a bi-annual survey of relevant suppliers to determine whether any of the 3TG used in Qorvo products originated in the Covered Countries.

•
Maintained a database to track communications with relevant suppliers, analyze the CMRTs provided by suppliers, aggregate supplier CMRT data for Qorvo reporting, and follow-up with suppliers whose CMRTs we identified to contain possible risks and/or incomplete or potentially inaccurate data.

•	Provided resources to assist suppliers in complying with Qorvo’s 3TG requirements, including program notification letters; specific SOR information; and our CMRT review criteria.

•
Reviewed supplier due diligence activities, such as whether the suppliers have a conflict minerals policy, require their direct suppliers to be “conflict-free” and have due diligence review processes in place.

•	Compared SORs identified by relevant suppliers against the lists of SORs validated as conformant to a responsible sourcing program (i.e., RMAP, LBMA, RJC).

•	Compared the conformant SORs reported by our suppliers to the RMI’s sourcing data.

•	Contacted those suppliers whose CMRTs contained incomplete or potentially inaccurate information, requesting additional clarification to ensure accuracy of the information reported.

•	Monitored and tracked relevant suppliers and SORs we identified as not meeting Qorvo requirements to determine their progress in meeting those requirements.

•	Performed mitigation efforts with relevant suppliers we identified as not meeting Qorvo requirements to bring them into compliance with those requirements.

•	Added a link to Qorvo’s grievance mechanism to our Corporate, Social and Environmental Responsibility webpage.

•	Added categories to the report type menu for filing a grievance on Qorvo’s EthicsPoint website.

•	Reported on the status of Qorvo’s responsible minerals program to senior management.

•	Disclosed information regarding our conflict mineral due diligence efforts through our Form SD and CMR, which will be made available on our website at https://ir.qorvo.com/node/5876.

•	Obtained an independent private sector audit of this CMR, set forth as Exhibit A to this report.
DUE DILIGENCE RESULTS
Inherent Limitation on Due Diligence Measures Taken
The due diligence measures listed above can only provide reasonable, not absolute, assurance regarding the origin of the conflict minerals used in our products. Our due diligence process is based on obtaining the accurate 3TG information from our relevant suppliers and those suppliers obtaining similar information from their supply chains to identify the original sources of the 3TG used in our products. As we do not directly purchase from any SORs – nor do the majority of our suppliers – we have very little influence over SOR sourcing. We rely, to a large extent, on the information provided by independent third-party audit programs. Such sources of information may contain incomplete or inaccurate data, and may be subject to fraud.
Smelter and Refiner Due Diligence Results
Qorvo has made a reasonable and good faith effort to collect and analyze information on the 3TG smelters and refiners reported by our relevant suppliers for the Reporting Period. As a result, our suppliers identified 259 SORs as potential sources of the 3TG believed to be in Qorvo’s supply chain. We conducted due diligence on these reported facilities, including whether they are actual smelters or refiners (according to the definitions used by the RMI); whether they are currently operational; and whether they are conformant to a third-party audit program such as the RMAP, LBMA or RJC.
Of the 259 potential SORs identified by our suppliers, 36 were subsequently found to be inoperative in 2019, and therefore not eligible for the RMAP. These facilities are not included in this report as “processing facilities” and are not included in the section below.

Processing Facilities (“SORS”) Identified for the Reporting Period
This CMR’s use of the terms “smelters and refiners” and “processing facilities” refers to 3TG entities that 1) were reported in a supplier’s CMRT; 2) determined to meet the RMI’s definition of a smelter or refiner; and 3) determined to be operational in 2019. In some cases our suppliers reported facilities that Qorvo believes are no longer operational. These facilities are not included in this report as “processing facilities” and are not included in the data below. However, we continue to conduct research on such entities and work with our relevant suppliers to improve their reported information.
Figure 1: RMAP Participation Status of Identified SORs by Reporting Year
Participation status is defined in the following manner:

•	Conformant – SOR has been validated by a third-party audit and found to be conformant with relevant audit protocols including the RMAP, LBMA or RJC.

•	Active – SOR is engaged by not yet conformant to a third-party audit program.

•	Not Participating – SOR has not yet committed to third-party verification of their mineral procurement processes.

Table 1: Identified SORs with Covered Country Sourcing*
All smelters and refiners believed to source from the Covered Countries are conformant to the RMAP as of March 13, 2020.

Mineral	Total SORs Identified	Believed to Source from the Covered Countries	Percentage
Tin	44	7	16%
Tantalum	36	23	64%
Tungsten	40	10	25%
Gold	103	4	4%
Total	223	44	20%
*Data is based on the RMI’s RCOI report dated January 31, 2020.
Table 2: List of Identified SORs in Qorvo’s Supply Chain as of March 13, 2020
All SORs believed to be in in Qorvo’s supply chain are conformant to the RMAP as of March 13, 2020

Mineral	Smelter Name	Smelter ID	Smelter Location
Tantalum	Asaka Riken Co., Ltd.	CID000092	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	CID000456	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CHINA
Tantalum	H.C. Starck Co., Ltd.	CID002544	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	GERMANY
Tantalum	H.C. Starck Inc.	CID002548	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	CID002549	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA

Mineral	Smelter Name	Smelter ID	Smelter Location
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Tantalum	KEMET Blue Metals	CID002539	MEXICO
Tantalum	LSM Brasil S.A.	CID001076	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	Power Resources Ltd.	CID002847	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	CID002707	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN
Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA
Tin	Alpha	CID000292	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA
Tin	China Tin Group Co., Ltd.	CID001070	CHINA
Tin	Dowa	CID000402	JAPAN
Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	CID000468	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	CHINA

Mineral	Smelter Name	Smelter ID	Smelter Location
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	CID002773	BELGIUM
Tin	Metallo Spain S.L.U.	CID002774	SPAIN
Tin	Mineracao Taboca S.A.	CID001173	BRAZIL
Tin	Minsur	CID001182	PERU
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	INDONESIA
Tin	PT Timah Tbk Kundur	CID001477	INDONESIA
Tin	PT Timah Tbk Mentok	CID001482	INDONESIA
Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL
Tin	Rui Da Hung	CID001539	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	CID001758	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	VIET NAM
Tin	Thaisarco	CID001898	THAILAND
Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Tin	Yunnan Tin Company Limited	CID002180	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	CHINA
Gold	8853 S.p.A.	CID002763	ITALY
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY

Mineral	Smelter Name	Smelter ID	Smelter Location
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Asahi Pretec Corp.	CID000082	JAPAN
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA
Gold	Aurubis AG	CID000113	GERMANY
Gold	Bangalore Refinery	CID002863	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Gold	Boliden AB	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
Gold	Cendres + Metaux S.A.	CID000189	SWITZERLAND
Gold	Chimet S.p.A.	CID000233	ITALY
Gold	Chugai Mining	CID000264	JAPAN
Gold	DODUCO Contacts and Refining GmbH	CID000362	GERMANY
Gold	Dowa	CID000401	JAPAN
Gold	DS PRETECH Co., Ltd.	CID003195	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	CID000425	JAPAN
Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	CID002459	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	CHINA
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Italpreziosi	CID002765	ITALY
Gold	Japan Mint	CID000823	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION

Mineral	Smelter Name	Smelter ID	Smelter Location
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Kazzinc	CID000957	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN
Gold	L'Orfebre S.A.	CID002762	ANDORRA
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF
Gold	HeeSung Metal Ltd.	CID000689	KOREA, REPUBLIC OF
Gold	Marsam Metals	CID002606	BRAZIL
Gold	Materion	CID001113	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
Gold	PAMP S.A.	CID001352	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	PX Precinox S.A.	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	CID002582	NETHERLANDS
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	SAAMP	CID002761	FRANCE

Mineral	Smelter Name	Smelter ID	Smelter Location
Gold	Safimet S.p.A	CID002973	ITALY
Gold	Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	CID002777	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	Torecom	CID001955	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	CID001977	BRAZIL
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	CID002003	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY
Gold	Yamakin Co., Ltd.	CID002100	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Tungsten	A.L.M.T. Corp.	CID000004	JAPAN
Tungsten	ACL Metais Eireli	CID002833	BRAZIL
Tungsten	Smelter not listed	CID002502	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA

Mineral	Smelter Name	Smelter ID	Smelter Location
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA
Tungsten	Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	CID003388	KOREA, REPUBLIC OF
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)	CID002543	VIET NAM
Tungsten	Moliren Ltd.	CID002845	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	VIET NAM
Tungsten	Unecha Refractory metals plant	CID002724	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	CID002843	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	CHINA

Table 3: Possible Countries of Origin for Identified SORs
Countries from which the 3TG used in Qorvo’s products may have originated based on the RMI’s RCOI report dated January 31, 2020.

Argentina	Guinea	Portugal
Australia	Guyana	Puerto Rico
Austria	Honduras	Russian Federation
Azerbaijan	India	Rwanda*
Benin	Indonesia	Saudi Arabia
Bolivia	Iran**	Senegal
Bolivia (Plurinational State of)	Ivory Coast	Serbia
Botswana	Japan	Sierra Leone
Brazil	Kazakhstan	Slovakia
Burkina Faso	Kenya	Solomon Islands
Burundi*	Laos	Somaliland
Canada	Liberia	South Africa
Chile	Madagascar	Spain
China	Malaysia	Suriname
Colombia	Mali	Swaziland
Congo, Democratic Republic of the*	Mauritania	Sweden
Cuba	Mexico	Taiwan
Cyprus	Mongolia	Tajikistan
Dominican Republic	Morocco	Tanzania*
Ecuador	Mozambique	Thailand
Egypt	Myanmar	Togo
Eritrea	Namibia	Turkey
Ethiopia	Netherlands	Uganda*
Fiji	New Zealand	United Kingdom of Great Britain and Northern Ireland
Finland	Nicaragua	United States of America
France	Niger	Uruguay
Georgia	Nigeria	Uzbekistan
Germany	Papua New Guinea	Vietnam
Ghana	Peru	Zambia
Guatemala	Philippines	Zimbabwe
*DRC or Adjoining Country
**Minerals from this location were substantially transformed before being incorporated into finished products. Such a substantial transformation of the minerals occurred outside of the United States in a third country by a person other than a United States person.

2020 PLANNED IMPROVEMENTS
Qorvo is committed to the responsible sourcing of 3TG and will continue to advance the implementation of our responsible mineral program with relevant suppliers.
For the 2020 reporting period, we plan to:

•	Continue working with suppliers who may provide incomplete or inaccurate sourcing information and drive them to 100% identification of the actual SORs in the supply chain.

•	Continue encouraging smelters and refiners to participate in the RMAP.

•	Continue to enhance our supplier corrective action process for 3TG related issues.

•	Continue to improve the verification process for supplier 3TG reporting.
Forward Looking Statements
This Conflict Minerals Report contains forward-looking statements, including statements regarding our due diligence planned improvements, and other statements preceded by terminology such as “believes,” “continue,” “could,” “estimates,” “expects,” “goal,” “hope,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “reasonably,” “should,” “thinks,” “will” or the negative of these terms or other comparable terminology, and include, among others, our planned improvements. These statements are only predictions or our current intentions. We do not guarantee future activities, performance or achievements, which could be affected by, among other things, changes in Rule 13p-1, interpretations of Rule 13p-1, international due diligence frameworks, law, our internal allocation of resources or emphasis, customer demands or expectations, and the cooperation of suppliers. We do not intend to update any of the forward-looking statements after the date of this Conflict Minerals Report. These forward-looking statements are made in reliance upon the safe harbor provision of The Private Securities Litigation Reform Act of 1995.

Exhibit A

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors
RCS Global Limited (“RCS Global” or “RCS”) conducted an Independent Private Sector Audit (IPSA) of the Conflict Minerals Report of Qorvo, Inc. (the "Company") for the reporting period of January 1 to December 31, 2019. We examined evidence relating to the audit objectives set forth in 17 CFR Part 249b.400, Section 1, Item 1.01, which state that the auditor is to express an opinion or conclusion as to:
1) Whether the design of the Company’s due diligence measures as set forth in the Company's Conflict Minerals Report for the reporting period from January 1 to December 31, 2019, is in conformity with, in all material respects, the criteria set forth in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Guidance”), and
2) Whether the Company’s description of the due diligence measures it performed, as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2019, is consistent with the due diligence process that the Company undertook.
Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. The opinion or conclusion in this audit report is in relation to the two audit objectives. These audit objectives are narrowly defined and do not include the auditor’s opinion on:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Guidance.

•	The completeness of the Company’s description of the due diligence measures performed.

•	The suitability of the design or operating effectiveness of the Company’s due diligence process.

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof.

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.
Consequently, we do not express an opinion or conclusion on the matters listed above or any other matters included in any section of the Conflict Minerals Report other than the design of the Company’s due diligence framework and the Company’s description of the due diligence measures it performed as set forth in the audit objectives.
We conducted this performance audit in accordance with generally accepted government auditing standards, in particular Chapters 1, 2, 3, 6 and 7 of the U.S. Government Accountability Office Generally Accepted Government Auditing Standards, Revision of December 2011. Those standards require that we plan and perform the audit to obtain sufficient, appropriate evidence to provide a reasonable basis for our findings and conclusions based on our audit objectives.
For the first audit objective, we reviewed policies, processes and procedures describing the design of the due diligence framework and conducted interviews with the persons directly responsible for the conflict minerals program and the design of the due diligence framework at the Company. For the second audit objective, we reviewed records supporting the implementation of due diligence measures as described in the Conflict Minerals Report and conducted interviews with the persons of the Company involved in the implementation of these measures. For the second audit objective, we adopted a sampling approach for the review of records, taking into account the type of mineral, the total population as well as type and level of risk associated with sourcing practices of supply chain actors.

We believe that the evidence obtained provides a reasonable basis for our findings based on our audit objectives.
Management was provided an opportunity to review and offer comments on a draft of this report and had no comments to the draft report.
In our opinion,

•
The design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2019, as set forth in the Conflict Minerals Report is in conformity with, in all material respects, the OECD Guidance, and

•
The Company’s description of the due diligence measures it performed as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2019, is consistent with the due diligence process that the Company undertook.

RCS Global Limited
London, 22 April 2020
MSc. Josue Ruiz
Auditor